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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 2008, included in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Vought Aircraft Holdings, Inc. dated May 16, 2008.

/s/ Ernst & Young LLP
Dallas, Texas May 14, 2008

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  Exhibit 23.1